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                        AMENDMENT AND RESTATEMENT OF THE
                         PROVIDENT AMERICAN CORPORATION
                         STOCK OPTION PLAN FOR DIRECTORS


        This amendment and restatement of the Provident American Corporation Stock Option Plan for Directors is effected as of the date set forth herein.


                                   BACKGROUND


         A. PROVIDENT AMERICAN CORPORATION, a Pennsylvania corporation (hereinafter called "PAMCO"), maintains the Provident American Corporation Stock Option Plan for Directors (formerly known as the Stock Option Plan for Field Sales Representatives and Directors) dated January 25, 1985 (the "Plan").

        B. Pursuant to Section 9 of the Plan, PAMCO has reserved the right to amend the Plan at any time with the approval of either the Board of Directors or the shareholders of PAMCO, provided such amendment does not prejudice the rights of any optionee with respect to the shares covered by his option.

        C. PAMCO now desires to amend and restate the Plan to incorporate prior amendments to the Plan, to increase the number of shares which may be optioned and sold under the Plan, to extend the term of the Plan, and to change the term and certain conditions for the exercise of the options issued pursuant to the Plan.


           NOW THEREFORE, the Plan is hereby amended and restated as follows:

                         PROVIDENT AMERICAN CORPORATION
                         STOCK OPTION PLAN FOR DIRECTORS


           1. Purpose of the Plan.

              The purpose of this Stock Option Plan for Directors
        ("Plan") is to afford an incentive to Directors of Provident American Corporation ("PAMCO") and its subsidiaries and affiliates (collectively, the "Company") to acquire a proprietary interest in PAMCO and to enable the Company to attract and retain such key persons as Directors.

           2. The Stock.

              Except as provided in Section 7, the number of shares of
        stock which may be optioned and sold under the Plan is 1,000,000 shares
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        of Common Stock, $.10 par value, of PAMCO ("Shares"). If options granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the granting of options under this Plan. Shares which are the subject of options to purchase may be made available from authorized and unissued stock or from treasury stock.

           3. Eligibility.

              An option shall be granted only to a person who at the time of the grant is a Director of the Company. The Board of Directors of PAMCO (the "Board"), based upon the recommendation of the Committee designated pursuant to Section 8 hereof (the "Committee"), shall determine from time-to-time the persons to whom options shall be granted and the number of Shares subject to each option.

           4. Price.

              The price at which Shares may be purchased upon exercise of each option ("option price") shall be fixed by the Board at the time of the grant of such option and shall not be less than 100% of the fair market value of the stock at the time the option is granted. The Board shall, in good faith, determine the fair market value of the stock based upon a reasonable method of valuation adopted by the Board or the Committee. In no event shall the option price be less than the par value of the Shares. The Board will use its best efforts to determine the fair market value of the Shares subject to the option, but neither the Board nor the Company will be responsible for the payment of any tax which may be imposed upon the participants, nor will they reimburse participants for their payment of any tax so imposed. Neither the Company, the Board, nor the Committee, nor any member thereof, makes or shall make any representation or warranty to any participant regarding the consequences or effects of participation in the Plan of federal or state income tax or any other purpose.

              Nothing contained in this Plan or in any option agreement issued hereunder shall impose any liability or responsibility on the Company, the Board, the Committee, or any member of either of the foregoing to pay or reimburse any participant for the payment of any tax arising out of, or on account of, the issuance of an option or options hereunder to any participant, a participant's exercise of any option issued under this Plan, or a participant's sale, transfer, or other disposition of any Shares acquired pursuant to the exercise of an option issued hereunder. Any person receiving an option hereunder shall expressly acknowledge and agree that such participation is voluntary and that the participant will be solely responsible for all taxes to which he or she may be or become subject as a consequence of such participation.

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           5. Option Terms.

              a. Subject to the provisions and limitations of this Plan, and subject to applicable securities, tax, and other laws and regulations, options may be granted at such time or times and pursuant to such terms and conditions as may be determined by the Board during the period this Plan is in effect.

              b. Each option, which shall become exercisable in accordance with its terms, must be exercised within ten (10) years after the date on which it first becomes exercisable, and may not be exercised in full or in part after the expiration of ten (10) years from the date such option is granted. Unless otherwise provided in the option agreement, any unvested portion of the option shall terminate upon the optionee's resignation as a Director prior to two (2) years from the Date of grant of the option.

              c. No new stock option granted to an optionee under the Plan ("new option") shall be exercisable while there is outstanding, in whole or in part, any stock option which option was granted to such person before the granting of the new option to purchase stock in PAMCO or in a corporation which (at the time of granting of such option) is a subsidiary or affiliate corporation of PAMCO or in a predecessor corporation of any such corporations.

              d. Shares to be purchased upon the exercise of any option shall be paid for, in full, in cash or by certified check payable to the order of PAMCO or by the wire transfer of funds to PAMCO's bank account, and delivered to PAMCO at the time of such exercise.

              e. Each option granted under the Plan shall be evidenced by a form of option agreement issued by PAMCO to the optionee. The Board shall initially make all decisions as to the form of the option agreement, and all forms of option agreements shall contain such provisions, restrictions, and conditions as are not inconsistent with this Plan, but need not be identical. The provisions of this Plan shall be set forth in full or incorporated by reference in each form of option agreement.

              f. In the event an optionee resigns as a Director prior to two (2) years from the date of grant of an option, any portion of the option which has not become exercisable on such date shall terminate.

           6. Transferability.

              Any option granted hereunder shall be freely transferable by the optionee, by presentation of the Option at the principal office of PAMCO, properly endorsed for transfer, provided the transferee agrees to be bound by the terms and conditions of the form of option agreement. In the event an option is transferred, the owner agrees by

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        holding the option that when endorsed in blank, the option may be deemed negotiable and the owner may be treated by PAMCO and all other persons dealing with the option as the absolute owner thereof for any purpose, and as the party entitled to exercise the rights represented by the option, or to the transfer thereof on the books of PAMCO, any notice to the contrary notwithstanding. The form of an Option is exchangeable upon its surrender by the owner at the principal office of PAMCO for a new option of like tenor representing in the aggregate the right to purchase the number of Shares purchasable under the option being exchanged, each such new option to represent the right to purchase such number of Shares as shall be designated by the owner at the time of surrender, but not to exceed in the aggregate the number of Shares subject hereto.

           7. Stock Dividends or Recapitalization.

              In the event of a stock dividend paid in shares of the class of stock subject to any option outstanding hereunder, or capitalization, reclassification, split-up or combination of shares with respect to said class of stock, the Committee shall make appropriate adjustments to the option price under such option and to the kind and number of shares as to which such option is then exercisable, so that the optionee's proportionate interest shall be maintained as before the occurrence of such event, and in any case an appropriate adjustment shall also be made to the total number and kind of Shares of stock reserved for the future granting of options under this Plan. Any such adjustment made by the Committee pursuant to this Plan shall be binding upon the holders of all unexpired options outstanding hereunder.

           8. Administration of the Plan.

              This Plan shall be administered by the Board of PAMCO. The Executive Committee ("Committee"), consisting of three (3) or more members of the Board, shall be elected from time to time by a majority of the entire Board and shall make recommendations periodically to the Board with respect to criteria for participation in the Plan, the extent of their participation, and the form and content of the options to be granted. Options shall be granted only by the Board, which shall provide the form and content of the options to be granted, including such provisions and conditions, in addition to those included in this Plan, as the Board shall determine to be advisable; provided, however, that no such additional provisions or conditions shall be inconsistent with the provisions of this Plan. The Board or the Committee shall be authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or appropriate for its administration.

           9. Effective Date; Duration of the Plan; Amendments.

              The Plan shall become effective upon adoption by the Board. Unless

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        sooner terminated, the Plan shall expire on December 31, 2012. The Plan may be altered, suspended, discontinued or terminated at any time by the approval of either the Board or the shareholders of PAMCO. Nothing contained herein shall be construed to permit a termination, modification, or amendment adversely affecting the rights of any optionee under an existing option theretofore granted without the consent of such optionee.


        The amendments set forth herein shall be effective as of July 16, 1996, and as herein amended and restated, the Plan shall continue in full force effect and is hereby ratified, approved, and affirmed.

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               IN WITNESS WHEREOF, in order to record the adoption of these
Amendments, PAMCO has caused its duly authorized officers to affix the corporate name and seal hereto as of the 16th day of July, 1996.


ATTEST:                                         PROVIDENT AMERICAN CORPORATION



______________________________                By:_____________________________
Michael F. Beausang, Jr.                         Alvin H. Clemens, President
Secretary                                        and Chief Executive Officer

[CORPORATE SEAL]


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